UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007 (July 30, 2007)
GREY WOLF, INC.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	72-2144774 (IRS Employer Identification No.)
10370 Richmond Ave., Suite 600
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 30, 2007, Grey Wolf, Inc. (the “Company”) issued a press release announcing the appointment of David J. Crowley, age 48, as the Company’s new Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Crowley was the Senior Vice President - Operations for TODCO, a leading provider of offshore contract oil and gas drilling services, until July 11, 2007 when TODCO was acquired by Hercules Offshore, Inc. Mr. Crowley was Vice President — Marketing for TODCO from April 2003 to December 31, 2005. Prior to joining TODCO, Mr. Crowley was Director of Marketing at Ensco International, Inc. from February 2001 to April 2003.
     On July 30, 2007, the Company entered into an employment agreement with Mr. Crowley (the “Agreement”). The Agreement has an initial term of two years, and, beginning on July 30, 2009, this term will be automatically extended by successive one-year periods unless either party gives appropriate notice. Mr. Crowley will report to the Chairman, President and Chief Executive Officer of the Company. Mr. Crowley also entered into the standard form of indemnification agreement with the Company.
     Upon execution of the Agreement, Mr. Crowley was granted 220,400 shares of restricted stock which will vest equally in one-third increments on each anniversary of the date of grant, subject to continuous employment with the Company. Under the Agreement, the Company will pay Mr. Crowley a base salary of $375,000 and he will be eligible for a cash bonus, at the sole discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Crowley also will be eligible for additional equity grants in the forms of stock options or restricted shares of the Company’s common stock at the sole discretion of the Compensation Committee. If Mr. Crowley’s employment is terminated by the Company without Cause or a constructive termination without Cause (as those terms are described in the agreement) occurs or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash severance payment calculated pursuant to a formula set forth therein, along with other benefits, including extension of medical benefits. The agreement also contains change of control, confidentiality, non-competition, employee non-solicitation and other provisions.
     The foregoing is a summary of the material terms of the Agreement and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated July 30, 2007
99.1	Press Release dated July 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 30, 2007

GREY WOLF, INC.
By:	/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated July 30, 2007
99.1	Press Release dated July 30, 2007